UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 2, 2011
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-11727 (Commission File Number)	73-1493906 (I.R.S. Employer Identification No.)

3738 Oak Lawn Avenue Dallas, Texas 75219 (Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (214) 981-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 2, 2011, in connection with the closing described in Item 2.01 below, La Grange Acquisition, L.P., an indirect wholly owned subsidiary of Energy Transfer Partners, L.P. (the “Partnership”), and Regency Midstream LLC, an indirect wholly owned subsidiary of Regency Energy Partners LP (“Regency”), entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of ETP-Regency Midstream Holdings, LLC (“ETP-Regency LLC”), a joint venture owned 70% by the Partnership and 30% by Regency.
     Pursuant to the LLC Agreement, the Partnership will serve as operator of ETP-Regency LLC. However, certain actions will require the unanimous consent of the members, including among other actions the approval of ETP-Regency LLC’s annual budget, any merger or consolidation, and the issuance of equity interests.
     The LLC Agreement establishes an area of mutual interest whereby none of the members or their respective affiliates may engage in, or provide in excess of 20% of the equity or debt financing to a person engaged in, the storage or fractionation of natural gas liquids, liquefied petroleum gases or refined petroleum products within 50 miles of ETP-Regency LLC’s administrative headquarters in Mont Belvieu, Texas. Pursuant to the LLC Agreement, expansion projects will generally require the unanimous consent of the members. However, if an expansion project is not unanimously approved, the proposing member may (i) require ETP-Regency LLC to pursue such project if it meets certain criteria set forth in the LLC Agreement or (ii) pursue such project for its own account.
     The LLC Agreement also provides for certain limitations on the transfer of membership interests in or assets of ETP-Regency LLC.
     A copy of the LLC Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of such agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On May 2, 2011, the Partnership and Regency announced that ETP-Regency LLC had completed its previously announced acquisition of all of the membership interests in LDH Energy Asset Holdings LLC (“LDH”) from Louis Dreyfus Highbridge Energy LLC for approximately $1.972 billion in cash, after estimated purchase price adjustments. ETP-Regency LLC financed the acquisition with equity contributions provided by the Partnership and Regency. LDH owns and operates a natural gas liquids storage, fractionation and transportation business.

Item 7.01.	Regulation FD Disclosure.
     On May 2, 2011, the Partnership and Regency issued a press release announcing the closing referenced in Item 2.01 above. A copy of the press release is attached hereto as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Limited Liability Company Agreement of ETP-Regency Midstream Holdings, LLC, dated May 2, 2011.
99.1	Press release, dated May 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: May 2, 2011	By:	/s/ Martin Salinas, Jr.
		Name:	Martin Salinas, Jr.
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Limited Liability Company Agreement of ETP-Regency Midstream Holdings, LLC, dated May 2, 2011.
99.1	Press release, dated May 2, 2011.